UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2014

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0742

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of OBA Financial Services, Inc. (the “Company”) was held on August 21, 2014.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission by F.N.B. Corporation on July 2, 2014.  The final results of the shareholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with F.N.B. Corporation

The shareholders approved the Agreement and Plan of Merger between F.N.B. Corporation and OBA Financial Services, Inc., dated as of April 7, 2014, pursuant to which the Company will merge with and into F.N.B. Corporation, as well as the merger, as follows:

For	3,196,046
Against	34,904
Abstain	100
Broker non-votes	33,697

Proposal 2 – Approval of Adjournment of Special Meeting

The shareholders approved the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the merger, as follows:

For	3,219,416
Against	39,631
Abstain	5,700
Broker non-votes	—

Proposal 3 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The shareholders approved a non-binding advisory resolution approving certain compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	2,994,038
Against	200,824
Abstain	36,188
Broker non-votes	33,697

Item 9.01	Financial Statements and Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.
DATE: August 26, 2014	By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer